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                                                                      EXHIBIT 10



INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 22 to Registration Statement No. 2-89834 on Form N-1A of our report dated January 9, 2001 appearing in the Annual Report of Mercury Global Holdings, Inc. for the year ended November 30, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.




/s/ Deloitte & Touche LLP



Princeton, New Jersey
March 23, 2001